                                                                 EXHIBIT 10.1
                               AGREEMENT OF LEASE

                                   1. PARTIES

         1.1 THIS LEASE is made and entered into as of the 13th day of February, 1996, by and between THREE FIFTEEN BOURBON STREET, L.L.C. ("Landlord") and RCI ENTERTAINMENT LOUISIANA, INC. ("Tenant").

                                  2. PREMISES

         2.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described property:

         Three story building bearing municipal address 315-17-19-21 Bourbon Street, New Orleans, Louisiana; leased premises comprising three floors and mezzanine, approximately 16,000 square feet of gross leasable area.

(hereinafter collectively referred to as the "Premises"), all as more fully described in Exhibit A attached hereto and made a part hereof.

                                    3. TERM

         3.1 This Lease shall be for a term of four hundred eighty (480) months commencing on the 1st day of June, 1996, and ending on the 31st day of May, 2036, unless sooner terminated or extended as provided herein (hereinafter referred to as the "Term").

                                    4. RENT

         4.1 Except as otherwise provided herein, Rent under this Lease is payable monthly by Tenant to Landlord, in advance, on the first day of each month commencing on June 1, 1996, and is payable without deduction, set-off, prior notice or demand. The amount of the monthly rent during the Term shall be as follows:

                 4.1.1 MINIMUM Rent. The monthly Minimum Rent shall be in the amounts set forth below:

Time Period                                   Rent Due
-----------                                   --------
Months 1-3 (6/l/96 - 8/31/96)                 Zero

Months 4-9 (9/1/96 - 2/28/97)                 $15,000 per month

Months 10-120 (3/l/97 - 5/31/06)              $25,000 per month

Months 121 through 180                        $20,000.00 per month, adjusted for inflation using ratio of CPI for the month of March 2006 divided by CPI for the month of March 1996, as a multiplier, provided that the Minimum Rent shall in no case be lower than the Minimum Rent for the month of May 2006.

Months 181 through 240                        $20,000.00 per month, adjusted for inflation using ratio of CPI for the month of March 2011 - CPI the month of March 1996, as a multiplier, provided that the Minimum Rent shall in no case be lower than the Minimum
                                              Rent for the month of May 2011.

Months 241 through 480                        As provided in Section 4.1.3.

                 4.1.1.1 For purposes of this Section 4, "CPI" shall mean the unadjusted monthly Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average (All Items) (1982-84=100), published by the Bureau of





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                 Labor Statistics of the United States Department of Labor, or
                 any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard referenced base or otherwise revised, the determination of the Minimum Rent adjustment shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

                 4.1.2 Percentage Rent. In the event that Tenant's annual Gross Receipts, as hereinafter defined, shall exceed Four Million Five Hundred Thousand ($4,500,000.00) Dollars per annum (the "Breakpoint") (as such Breakpoint amount may subsequently be adjusted under the provisions of this
Section 4.1.2), in any Lease Year, as hereinafter defined, then, in addition to the fixed Minimum Rent, Tenant shall pay to Landlord, as additional Percentage Rent, a sum equal to five (5%) percent of the annual Gross Receipts from the business conducted in or from the Premises in excess of such Breakpoint amount during such Lease Year. No additional Percentage Rent shall be payable by Tenant on Gross Receipts up to the Breakpoint amount for any Lease Year.





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For purposes of this Lease, a "Lease Year" shall be each period of June 1 through May 31 during the Term of this Lease.

                 Payment of any such additional rent shall be made by Tenant to Landlord within thirty (30) days after the end of each Lease Year. The Breakpoint amount shall be adjusted for inflation at such times and in the manner provided for adjustment of Minimum Rent as provided for in Section 4.1.1, by substituting the Breakpoint amount for the Minimum Rent in the
Section 4.1.1 calculations.

                 Neither the provisions herein set forth for the computation of the Percentage Rent, nor any one or more agreements herein contained, is intended, nor shall be deemed or construed, to create a partnership between Landlord and Tenant nor to make Landlord in any way responsible for the debts or losses of Tenant.

                 4.1.2.1 The term "Gross Receipts," as used in this Lease, shall mean the total of actual gross charges made by Tenant, its licensees, and/or concessionaires, for all merchandise sold and services performed at or from the Premises or arranged for or order at, from, or through the Premises, whether for cash or other consideration, or on credit, and regardless of the type of payment of such charges or whether such charges are ever collected, together with the total of any rental payments received by Tenant pursuant to a sublease of not more than one hundred fifty (150) square feet within the Premises exclusively for the sale of apparel, which sublease is hereby expressly permitted by Landlord. Tenant's Gross Receipts shall also include the gross receipts from all mechanical or other vending devices placed in the Premises by or under the





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         authority of Tenant, together with any gaming devices, including, but not limited to video poker machines, except that, in the case of both video poker machines and/or pay telephones, only the commissions or proceeds actually received by Tenant shall be included in Gross Receipts; provided, however, that in the event such video poker machines and/or pay telephones are subleased or otherwise contracted for from an individual or entity affiliated with Tenant, Gross Receipts shall include the actual gross receipts from such devices received by the affiliate of Tenant.

                 Tenant may exclude the following from its statements of Gross
         Receipts: (i) all sales, use or gross receipt taxes, imposed by any city, parish, state or federal authority wherein the Premises are located, which taxes are determined by the amount of such sale and added thereto, together with any entertainment tax, collected from the customer or patron and required to be accounted for, and paid over, by Tenant, its licensees, and/or concessionaires, to such governmental authority; provided, however, that no franchise or capital stock tax or similar tax, business license fee or permit charge, and no income tax or similar tax based upon profits or receipts shall be deducted from Gross Receipts whatsoever; (ii) amounts of all chargebacks, discounts and/or service charges due credit card companies with respect to credit sales included in Gross Receipts; (iii) all cash dance sales receipts for which 1099's are issued to the performers; and (iv) in the event performers currently classified as independent contractors are subsequently required to be retained as employees by ruling or





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         administrative position of the Internal Revenue Service, all compensation paid, together with the employer's portion of FICA and FUTA; but Tenant shall not be entitled to exclude payments made to the theatrical performers classified as employees and receiving W-2 statements with respect to their compensation.

                 Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor.

                 Landlord and Tenant understand and agree that Percentage Rent, as defined in this Section 4, is a material consideration of this Lease, and in order to achieve maximum sales volume, Tenant covenants and agrees that neither Tenant nor any affiliate (and, if Tenant is a corporation, its officers, directors, stockholders, and any affiliates) shall directly or indirectly own, operate, manage or have any interest in the profits of any similar business operation featuring live entertainment, and located on Bourbon Street, New Orleans, Louisiana, and that if this provision shall be violated, then Gross Receipts (as defined in this Lease) of any such similar business operation shall be included in the Gross Receipts made from the Premises and the Percentage Rent hereunder shall be computed upon the aggregate of the Gross Receipts made from the Premises and by any such other similar business conducted on Bourbon Street, New Orleans, Louisiana.





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                 4.1.2.2  Within thirty (30) days after the end of the Lease
         Year, Tenant shall deliver to Landlord a written statement signed by Tenant and certified by Tenant's Chief Financial Officer, setting forth in reasonably accurate detail, the amount of Gross Receipts for the preceding Lease Year, such annual statement to be accompanied by a payment of the Percentage Rent, if any, due for such period.

                 4.1.2.3 Tenant shall keep a full and accurate set of books adequately showing the amount of Gross Receipts received by Tenant in each yearly period as aforementioned. Subject to reasonable prior notice, and at such reasonable times as shall not disrupt or interfere with Tenant's operations, Landlord and its duly authorized representative, during the term hereof, shall have the right to inspect Tenant's books and records and any other data in any way pertaining to Gross Receipts, and Tenant agrees to keep such books, records and data available for such purposes at a convenient place.

         4.1.3   RENT FOR REMAINING TERM. Not later than one hundred eighty
(180) days prior to the expiration of the initial twenty (20) years of the Term of this Lease, Landlord and Tenant agree to negotiate in good faith to fix the rent due for the succeeding five (5) year period. In the event Landlord and Tenant are unable to agree in writing before the commencement of such period on the amount of the annual rent to be paid during the next succeeding five (5) year period, the annual rent to be paid during such next succeeding five (5) year period shall be a sum equal to twelve (12%) percent of the value of the Premises on the date three (3) months before the expiration of the





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initial twenty (20) year period of this Lease, such value to be determined in accordance with Section 4.1.3.1. However, the annual rent with respect to years 21 through 25 of the Term of this Lease shall, in no event, be less than the total Minimum and Percentage Rent payable for the Lease Year ending May 31, 2016. The annual rent for years 26 through 30 of the Term of this Lease shall be an amount equal to the annual rent calculated pursuant to the foregoing provisions of this Section 4.1.3 for years 21 through 25 of the Term of this Lease, adjusted for inflation using the CPI for the month of March 2021 divided by CPI for the month of March 2016, as a multiplier, provided that the annual rental shall in no event be lower than the annual rent calculated for years 21 through 25 of the Term of this Lease. All such rent shall be payable monthly as provided in Section 4.1 hereof.

         Not later than one hundred eighty (180) days prior to the expiration of the initial thirty (30) years of the Term of this Lease, Landlord and Tenant agree to negotiate in good faith to fix the rent due for the succeeding five
(5) year period. In the event Landlord and Tenant are unable to agree in writing before the commencement of such period on the amount of the annual rent to be paid during the next succeeding five (5) year period, the annual rent to be paid during such next succeeding five (5) year period shall be a sum equal to twelve (12%) percent of the value of the Premises on the date three (3) months before the expiration of the initial thirty (30) year period of this Lease, such value to be determined in accordance with Section 4.1.3.1. However, the annual rent with respect to years 31 through 35 of the Term of this Lease shall, in no event, be less than the total Minimum and Percentage Rent payable for the Lease Year ending





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
May 31, 2026. The annual rent for years 36 through 40 of the Term of this Lease shall be an amount equal to the annual rent calculated pursuant to the foregoing provisions of this Section 4.1.3 for years 31 through 35 of the Term of this Lease, adjusted for inflation using the CPI for the month of March 2031 divided by CPI for the month of March 2026, as a multiplier, provided that the annual rental shall in no event be lower than the annual rent calculated for years 31 through 35 of the Term of this Lease. All such rent shall be payable monthly as provided in Section 4.1 hereof.

                 4.1.3.1 In the event Landlord and Tenant are unable to agree to the value of the Premises for purposes of Section 4.1.3, Landlord and Tenant shall each appoint an arbitrator within five (5) days after written notice of the dispute or after written notice of the necessity for arbitration and shall advise the other party of the choice of arbitrator. Every arbitrator designated pursuant to this Section
         4.1.3.1 shall be a qualified MAI appraiser. On either Landlord's or Tenant's failure to appoint an arbitrator within five (5) days after notification of the appointment by the other party, the person appointed as arbitrator may appoint an arbitrator to represent the party in default. The two arbitrators appointed in either manner shall then appraise the Premises. In the event they are unable to agree as to the value of the Premises, they shall select a third arbitrator, in which event a value determination concurred in by two of the three arbitrators shall be binding on the parties. If the two arbitrators are unable to agree on a third arbitrator, the third arbitrator shall be appointed by the local representative of the American Arbitration Association.





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         Landlord and Tenant shall each pay one-half (1/2) of the reasonable fees and expenses of the arbitrators and shall be bound by the award made by the arbitrators.

                        5. PAYMENTS FOR TAXES, INSURANCE
                     PREMIUMS, DEDUCTIBLES, AND OTHER COSTS

         5.1 Tenant shall be responsible for all Real Property Charges (as defined in Section 5.2 below) levied or assessed against the Premises or otherwise incurred in connection with the Premises. To insure the timely and orderly payment of all Real Property Charges, Landlord shall pay the same (except for the premiums for insurance described in Sections 11.1 through 11.7 hereof) and shall be reimbursed all amounts so expended by it in accordance with the procedure set forth in this Section 5. With respect to the premiums of insurance described in Sections 11.1 through 11.7, Tenant and Landlord agree that (i) if the premiums relate to coverage for more than one business location of Tenant, Tenant shall pay such premiums and submit a request for reimbursement to Landlord, which request for reimbursement shall be accompanied by proof of payment by Tenant of such premiums; and (ii) if the premiums relate to coverage for the Premises only, Tenant shall forward any invoices for such premiums to Landlord, which shall pay such invoices from the escrow account described in Section 5.4 below.

         Tenant's obligation to pay Real Property Charges as provided in this
Section 5 shall survive any termination or expiration of this Lease, with regard to any such Real Property Charges applicable to the time period during which this Lease is in effect.

         5.2     Real Property Charges consist of the following:





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                 5.2.1    All real property taxes, assessments, and other
         charges levied or assessed against the Premises (collectively "Real Property Charges").

                 5.2.2 All charges, fees, or other costs or expenses incurred in connection with the Premises for:

                          5.2.2.1 connection of fire sprinklers, or

                          5.2.2.2 termite service contract

                          5.2.2.3 all premiums for a policy or policies of Owner's, Landlord's, and Tenant's liability insurance to be procured and maintained by Landlord for its own protection, naming Landlord as insured, with a minimum total coverage of Five Million ($5,000,000.00) Dollars combined limit, both primary and excess.

                 5.2.3 All premiums for the insurance coverages required under
         Section 11.1 through 11.7 below.

                 5.2.4 Any and all deductible amounts which would be payable in the event of claims made under any liability or property insurance coverages provided for herein.

         5.3     Except as otherwise expressly provided elsewhere in this
Section 5 and in Section 11 hereinafter, Landlord shall be responsible to pay all Real Property Charges and to procure all services and obtain all invoices in connection therewith. Landlord shall be entitled to reimbursement for such payments as herein provided.

         5.4 Tenant shall reimburse Landlord for all Real Property Charges paid by Landlord by paying, monthly as "Additional Rent," due and payable in the same manner as the other payments of rent hereunder, one twelfth (1/12th) of Landlord's reasonable estimate for all Real





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Property Charges on a calendar year basis (the "Escrow Payments"). All Escrow
Payments shall be deposited and maintained by Landlord in an interest bearing account, with interest earnings thereon accruing to the benefit of Tenant. Tenant shall be responsible for payment of any service and maintenance charges imposed by the entity administering such account. Within thirty (30) days after the end of each calendar year, Landlord will notify Tenant of the amount, if any, by which the monthly Escrow Payments differed from the total amount actually expended by Landlord for the Real Property Charges during the preceding year. If the total of the monthly Escrow Payments paid by Tenant is less than the total of such Real Property Charges, then Tenant will pay Landlord the difference within ten (10) days of Landlord's giving such notice to Tenant, and any sums not timely paid in accordance with the foregoing shall bear interest at the prime rate of interest charged by Citibank, N.A. at its main office at New York, New York, as reported from time to time in the Wall Street Journal or other similar publications. If the monthly Escrow Payments paid by Tenant exceed the Real Property Charges, such overpayment shall be carried forward to the following calendar year and Landlord's estimate of the Real Property Charges shall be adjusted accordingly. In addition, Tenant shall pay to Landlord on or before the date of commencement of the Term a sum equal to the pro-rata amount of each pre-paid Real Property Charge(s) attributable to the period of time that will elapse between the date of commencement of the Term of this Lease and the time period covered by such pre-paid Real Property Charge(s) then in effect, together with an amount equal to the initial year premiums due for all insurance coverages provided for and all one-time or advance payment charges included in the Real Property Charges provided for in
Section 5.2 above.





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                                     6. USE

         6.1 Tenant may use the Premises only for the following purposes: nightclub, theatre, bar, and restaurant (the "Project"), with ancillary topless cabaret entertainment permitted, together with the ancillary retail sales of related items such as cigarettes, souvenirs, and specialty apparel. Any other uses are strictly prohibited absent Landlord's prior written consent, in Landlord's sole discretion.

                     7. POSSESSION; CONDITION OF PREMISES;
                          RESPONSIBILITY AND LIABILITY

         7.1 The Tenant accepts the Premises "as is" in all respects. Tenant has been afforded an opportunity to conduct whatever examinations, inspections and tests with respect to the Premises that Tenant deems advisable. Tenant shall have no recourse against Landlord on account of any matter relating to the condition or status of the Premises, including but not limited to any hidden defects therein, and further including but not limited to any aspect of the physical condition thereof, and further including by way of illustration without limitation any matters relating to termites or other pests, hazardous or dangerous substances, or environmental matters. During the Term hereof, Landlord shall maintain the Tenant's quiet and peaceful possession of the Premises in accordance with Louisiana Civil Code article 2692(3).

         7.2 Pursuant to LSA-R.S. 9:3221, Tenant hereby assumes responsibility for the condition of the Premises. Landlord shall not be liable for injury to any person or damage to any property caused by any vice or defect in the Premises or any other aspect of the condition or status of the Premises. Tenant shall indemnify and hold Landlord harmless from all damages, loss, costs, expenses, harm arising out of any injury, death or loss to any person or property occurring in, on, or about the Premises. Tenant hereby warrants that it will appear and defend





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any lawsuit brought against Landlord arising out of such injury or loss, and in the event of any judgment against Landlord, Tenant agrees and binds itself to pay the same or to reimburse Landlord in the same amount.

         7.3 Tenant shall be responsible, at its sole cost and expense, to cause the Premises to be repaired or altered so as to achieve compliance with any applicable laws or regulations, including, by way of illustration without limitation, the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq.

         7.4 Tenant shall, at its sole cost and expense, install sprinklers in all unsprinklered portions of the Premises in connection with any alterations or improvements or other construction work to be performed by Tenant, so as to maintain at all times during the Term hereof the status and insurance rating of the Premises as a completely sprinklered building; including, but not limited to hood areas in all kitchen facilities located on the premises, which shall be equipped with a Halon or similar system, smoke detectors and off-site fire detection and monitoring services.

                        8. ALTERATIONS AND IMPROVEMENTS

         8.1 Tenant shall not have the right to make any alterations or additions whatsoever to the Premises without the prior written approval of Landlord, in Landlord's sole discretion.

         8.2 Subject to Landlord's prior written approval, in Landlord's sole discretion, Tenant may make initial improvements or engage in construction on the Premises, after thirty (30) days prior review of written plans and specifications provided by Tenant, which shall be submitted to Landlord not later than July 31, 1996. Tenant shall be solely responsible for all governmental approvals and permits for such improvements or construction, including those by





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the Vieux Carre' Commission or other city or state agencies, provided, however, that Landlord shall assist Tenant and join in any application necessary to qualify the Premises and the Project for historic rehabilitation tax credits, as well as participation in the Restoration Tax Abatement Program with respect to ad valorem taxation, and does hereby appoint Tenant as Landlord's agent for purposes of filing such application(s). Tenant's general contractor must be reasonably acceptable to Landlord and must provide a payment and performance bond acceptable to Landlord, with Landlord as a named obligee.

         8.3 If at any time any mechanic's or materialmen's liens are filed against the Premises or against the property of which it is a part, attributable to any alterations or improvements or other construction work performed by or at the request of Tenant, then Tenant shall cause the inscription of same to be removed from the public records of Orleans Parish, by bonding or payment or otherwise, within fifteen (15) business days after notice thereof by Landlord to Tenant.

                                9.  MAINTENANCE

         9.1 Tenant shall be solely responsible and liable for, and shall perform, all exterior and interior maintenance, repairs and/or replacements of and upon the Premises, in all respects, necessary to maintain the Premises in good condition, all at Tenant's sole cost and expense. Tenant must maintain the Premises in good condition, all at Tenant's sole cost and expense. Further, Tenant shall be responsible to maintain the sidewalk adjacent to the Premises in safe condition, clean and free of obstructions.

         9.2 Without limiting the generality of the foregoing, Tenant shall specifically keep the Premises free of trash and debris, shall be responsible for its own trash removal (whether





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by dumpster or otherwise), and generally shall preserve the character, cleanliness, and state of repair of the entire Premises and the routine replacement of the air conditioning and heating filters,

                                 10. UTILITIES

         10.1 Tenant shall make all arrangements for and pay for all utilities, utility deposits, and other services furnished to or used by it on the Premises, including but not limited to gas, electricity, water, sewerage, telephone, and trash collection.

                                 11. INSURANCE

         Tenant, at its expense, shall maintain or cause to be maintained in full force and effect the following described insurance coverages:

         11.1 Public Liability and Property Damage Insurance. Tenant at its cost shall maintain commercial general liability insurance, including products liability insurance, with a liability limit of Five Million and No/100 Dollars ($5,000,000), insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. All insurance shall insure performance by Tenant of the indemnity provisions of Section 7.2 hereof. Landlord shall be named as additional insured under the policies required by this Section 11.1. Of the $5,000,000 of coverage required under this Section 11.1, $1,000,000 may be primary insurance, and the remainder may be an excess liability policy with a combined aggregate limit of $4,000,000.

         11.2 Tenant's Fire and Casualty Insurance. Tenant at its cost shall maintain on all of Tenant's merchandise, inventory, furniture, fixtures, equipment and improvements in, on, or about the Premises, a fire and other perils insurance policy (special form, open peril) to





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the extent of their full replacement value. The proceeds from this policy shall be used by Tenant for the replacement of the property and the restoration of Tenant's improvements or alterations. The policy required under this Section
11.2 shall be issued by the same company that issues the fire and casualty insurance policy required by Section 11.3 hereunder, as long as the policy required under this Section 11.2 is commercially available from such company.

         11.3 Landlord's Fire and Casualty and Flood Insurance. Tenant shall obtain, for the benefit of Landlord, on the Building (excluding contents), a fire and other perils insurance policy (special form, open peril) to the extent of its full replacement value. Tenant shall also maintain on the Building (excluding contents) a flood insurance policy in an amount determined by Landlord to be appropriate. Landlord shall be named insured on the insurance policies described in this section 11.3, and the proceeds shall be made payable to Landlord and Landlord's mortgagee, if any, as their interests may appear.

         11.4 Builder's Risk. During the period of construction of Tenant's improvements on the Premises, Tenant shall obtain Builder's Risk Insurance with a limit equivalent to the replacement cost of the permanent improvements to the Leased Premises to be made by Tenant.

         11.5 Loss of Rents. Tenant shall obtain loss of rents insurance, for the benefit of Landlord, covering a period of one year, with a limit of $300,000 for any twelve (12) month period, provided, however, that the amount of coverage shall in no event be less than the amount of rent (Minimum Rent and Percentage Rent) paid during the immediately preceding Lease Year. Landlord shall be named insured on the insurance policy described in this section 11.5.





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         11.6    Liquor Liability ("Dram Shop") Insurance. From and after the date Tenant commences business operations on the Premises, Tenant shall obtain liquor liability insurance, with Bodily Injury and Property Damage, including coverage for Assault and Battery, with combined single limit, for each occurrence, of $1,000,000 and general aggregate of $1,000,000.

         11.7 Worker's Compensation/Employer's Liability Insurance. Tenant shall obtain worker's compensation insurance in an amount equal to the Statutory Limit, providing for a policy limit, by disease, of $500,000, and a policy limit, by employee, of $500,000.

         11.8 Contractor's Insurance. During the period of construction of improvements to the Premises as permitted under Section 8, any Contractor, whether independent or otherwise, performing any work whatsoever on the Premises shall procure and maintain such insurance, with limits as hereinafter provided, which will cover the Contractor's, the Tenant's and the Landlord's legal liability arising from operations in, on or about the Premises by Contractor or Subcontractor, and by anyone directly or indirectly employed by any of them, for claims for damages for personal injury, including accidental death, as well as claims for property damage. The insurance required by this section shall be written for not less than a single combined limit of $1,000,000, for each occurrence; $2,000,000 general aggregate; $1,000,000 personal injury/advertising liability aggregate; and $2,000,000 products/completed operations aggregate, and shall include Independent Contractor's Liability, Contractual, Broad Form Property Damage, Personal Injury Liability, Explosion, Collapse and Underground Liability and Owner's and Contractor's Protective Liability endorsements. Contractor shall also carry umbrella liability insurance in an amount not less than $4,000,000 for each occurrence and $4,000,000 aggregate, and shall carry Worker's Compensation/Employer's Liability Insurance





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
in an amount not less than the statutory limit for Worker's Compensation and Occupational Disease and not less than $500,000 for employer's liability.

                 11.9     Miscellaneous Provisions.

                 11.9.1 All policies of insurance provided for herein shall contain deductibles in amounts satisfactory to Landlord.

                 11.9.2 Tenant (or Tenant's contractor, in the case of coverage required under Section 11.8 hereof), shall name Landlord as an additional insured on all of the coverages enumerated in this
         Section 11 (except those coverages in which Landlord is required to be the named insured) and Tenant (or Tenant's contractor, in the case of coverage required under Section 11.8 hereof) shall furnish Landlord with certificates of insurance for all coverage required under this
         Section 11 at least ten (10) days prior to the date of commencement of the Term of this Lease. Tenant shall deliver the originals of such policies to Landlord as soon as such policies are issued by the insurance company providing coverage under such policies.

                 11.9.3 If in the reasonable opinion of the insurance consultant retained by Landlord, the amount of insurance coverage and other terms of the insurance policies (including, without limitation, the exclusions and endorsements thereto) maintained by Tenant pursuant to the provisions of this Section 11, are not adequate to protect the interests of Landlord, Tenant shall from time to time increase or modify the insurance coverage as required by Landlord's insurance consultant.

                 11.9.4 All insurance required to be maintained by Tenant hereunder shall be maintained with insurance companies acceptable to Landlord, authorized to do business in Louisiana, rated "A" or better by the A.M. Best Company, Inc., and having a Financial Size Category established by the A.M. Best Company, Inc. of Class VIII or higher.

                 11.9.5 All insurance required to be maintained by Tenant hereunder shall, except as otherwise explicitly provided herein, be maintained continuously in full force and effect during the Term of this Lease.

                 11.9.6 All insurance required to be maintained by Tenant hereunder shall contain waivers of subrogation in favor of Landlord.

                 11.9.7 All insurance required to be maintained by Tenant hereunder shall provide that said policies may not be cancelled, nor may there occur any change in coverage or scope or amount of insurance, without thirty (30) days' prior written notice to both Tenant and Landlord.

                 11.9.8 All of the insurance required to be maintained by Tenant under the provisions of this Section 11 shall be procured and paid for by Tenant. Tenant shall obtain and provide certificates of insurance with respect to all such insurance policies to Landlord at least ten (10) days prior to the date of commencement of the term hereof, and thereafter at least thirty (30) days prior to the expiration of any such insurance policy.

                 11.9.9 In the event that any policy of insurance described in Section 11.3 and Section 11.5 hereof is canceled, or not renewed, and Tenant shall not have provided evidence to Landlord that substitute coverage, effective no later that the effective date of such cancellation or nonrenewal and complying with the provisions of this Lease, has been obtained, Landlord shall have the right, for the remainder of the term of this Lease, to procure directly such coverage, deducting the cost thereof from the escrow account described in Section 5 hereof. If for any reason there are insufficient funds in such escrow account, Tenant shall reimburse Landlord in full for the amount of such premiums immediately upon demand. If Tenant shall fail to make such reimbursement upon demand, such failure shall constitute a default under this Lease, as described in Section 13 hereof.

                 11.9.10 As used in this Section 11, "replacement cost" shall mean "cost to reconstruct with materials of like kind and quality with no deduction for deterioration or obsolescence and in full compliance with all building codes in effect at the time of reconstruction."

                 11.9.11 Tenant shall use its best efforts to obtain the agreement of each of the insurance companies issuing policies pursuant to the provisions of this Section 11 to send copies to Landlord of all notices and other correspondence sent to Tenant, at the same time such notices or other correspondence is sent to Tenant.

                         12. SUBLETTING AND ASSIGNMENT;
                       OWNERSHIP AND OPERATION OF TENANT

         12.1 Except as otherwise permitted under Section 4.1.2.1, absent the express written permission of Landlord, which shall not unreasonably be denied:

                 12.1.1 Tenant shall neither assign this Lease nor sublease or allow any other person or entity to occupy, manage, operate or use any or all of the Premises;

                 12.1.2   Except as otherwise expressly provided in this
         Section 12, no sublease or assignment may be made at any profit, compensation or remuneration to Tenant in excess of its exact obligations to Landlord under this Lease.

         12.2 In all events, the ancillary permitted use of topless cabaret entertainment is limited to Tenant only, and no assignee or sublessee may engage in such use.

         12.3 In the event Tenant desires to sublease the Premises to a sublessee approved by Landlord, the financial terms of such sublease shall provide that any profit, compensation, rent or remuneration received by Tenant from sublessee, in excess of the financial obligations for rent payable under this Lease, may be retained by Tenant in an amount equal to Tenant's Remaining Unamortized Investment in the Premises. After recovery of Tenant's Remaining Unamortized Investment, all profit, compensation, rent or remuneration received as a result of the sublease shall inure exclusively to the benefit of Landlord.

                 12.3.1 For purposes of this Section 12, "Tenant's Remaining Unamortized Investment" shall be Tenant's adjusted depreciable tax basis in the leasehold improvements to the Premises, reduced and recovered on a straight line basis over the Term of this Lease, together with the adjusted depreciable basis in all furniture, fixtures and equipment installed in or present on the Premises and reduced and recovered over the recovery period used by Tenant for federal tax purposes. Tenant's depreciable bases shall be determined as of the close of the first taxable year ending after the close of the first Lease Year in the Term of this Lease, and reduced thereafter in accordance with this Section 12.3.1.

         12.4 In the exercise of Landlord's reasonable discretion in considering any request by Tenant to sublease the Premises, Landlord may properly consider the comparability of rent payable by such prospective sublessee to the aggregate rent payable by Tenant hereunder.

         12.5 Any sublease or assignment made in contravention of any provision of this Section 12 shall be null and void and without any effect. Unless expressly released by Landlord, Tenant shall continue to be obligated under the terms of this Lease, notwithstanding any consent to sublease.

                                  13. DEFAULT

         13.1 The occurrence of any of the following shall constitute a default by Tenant:

                 13.1.1 Failure to make a payment of rent under the Lease promptly when due and the failure to pay rent is not cured by Tenant within ten (10) business days after written notice to Tenant. However, Landlord shall not be required to give Tenant notice of nonpayment of rent more than two (2) times in a twelve (12) month period.

                 13.1.2 Abandonment or vacating of the Premises for ten (10) consecutive days; provided that reasonable periods of remodeling, reconstruction and scheduled closings shall not be deemed to constitute an abandonment;

                 13.1.3 Violation of or failure to perform any obligation under this Lease, provided, however, that except with respect to the failure of timely payment pursuant to Section 13.1.1, Landlord may not exercise any of its remedies on account of such default without first affording Tenant notice thereof and a period of thirty (30) days after such notice within which to cure such default. If the default cannot be reasonably cured within thirty (30) days, Landlord shall not exercise any of its remedies on account thereof if Tenant commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default.

                 13.1.4 If Tenant is voluntarily adjudicated a bankrupt or applies for or takes the benefit of any bankruptcy or insolvency act or any statutory provisions now or hereafter enacted for the relief of debtors, or makes a general assignment for the benefit of creditors, or files a petition for reorganization, or applies for the appointment of a Receiver or Trustee of its property, or dissolves or liquidates or commences an action or proceeding for dissolution or liquidation.

                 13.1.5 If any action or proceeding shall be instituted against Tenant seeking its adjudication as a bankrupt or seeking its reorganization or seeking the appointment of a Receiver or Trustee of its property or otherwise seeking respite or other creditors' relief or the issuance of an attachment against the property of Tenant or any part thereof or the taking of any property of Tenant in connection with the dissolution or liquidation of Tenant, if such action or proceedings shall not be vacated or set aside or dismissed within sixty (60) days.

                 13.1.6 If Tenant shall cease to be a wholly owned subsidiary of Rick's Cabaret International, Inc.

                 13.1.7 If Rick's Cabaret International, Inc. shall violate any provision of the guaranty provided for in Section 23.5 hereinafter, or otherwise seek to avoid, revoke or terminate such guaranty.

         13.2 Upon the occurrence of a default by Tenant, Landlord, without the necessity of any further notice or demand upon Tenant, all of which are expressly waived, including but not limited to any notice of default or notice to vacate, shall have all remedies available at law, and in addition thereto shall have the following remedies, all of which are meant to be cumulative and not exclusive of each other:

                 13.2.1 The right to proceed for past due installments of rent only, reserving its right to proceed later for remaining installments;

                 13.2.2 The right to terminate this Lease and immediately evict Tenant without waiving Landlord's right to collect all installments of rent and all other payments due or owing for the period up to the time Landlord regains occupancy;

                 13.2.3 The right to declare all of the remaining installments of rent herein agreed upon to be immediately due and exigible without further demand or putting in default.

         13.3 DEFAULT BY LANDLORD. If Landlord defaults in the performance of a provision of this Lease, Tenant shall furnish written notice thereof to Landlord. Landlord shall have thirty (30) calendar days after receipt of the notice within which to cure the default or to commence and thereafter diligently attempt to cure the default. If the default is not thereafter cured, Tenant may cancel this Lease or Tenant may exercise any other right or remedy permitted by law. In addition to any other right or remedy, Tenant shall have the right to seek injunctive relief without the necessity of proving irreparable harm.

               14. SURRENDER; HOLDING OVER; TITLE TO IMPROVEMENTS

         14.1 At the expiration or termination of this Lease as herein provided, Tenant shall immediately vacate and surrender possession of the Premises to Landlord. The Premises shall be surrendered by Tenant in broom clean, and in good, condition, excepting only deterioration caused by ordinary wear and tear, and Tenant shall remove any and all personal property and other materials from the Premises, including but not limited to, any sign(s) Tenant may have placed on the Premises pursuant to this Lease. Tenant, at Tenant's sole cost and expense, shall repair any and all damage to the Premises caused by the removal of Tenant's personal property.

         14.2 In the event Tenant remains in possession of the Premises after the expiration of the Term of this Lease, Tenant shall be deemed to be doing so from month to month only, at two (2) times the rental rate in effect during the last month of the Term of the Lease, and except as to the duration of the tenancy and the method of termination thereof, subject to the provisions of this Lease. Either Landlord or Tenant may terminate such tenancy upon at least twenty (20) days prior written notice.

         14.3 At the expiration or termination of this Lease as herein provided, Tenant shall immediately return unto Landlord any and all keys, including master-keys, for any and all locks to the Premises.

         14.4 All improvements or construction by Tenant upon the Premises shall be the property of Tenant until the expiration or termination of this Lease, and upon the expiration or termination of this Lease, all of same shall become the property of Landlord, with the exception solely of movable property that can be removed from the Premises without any material damage to the Premises, which movable property may be removed by Tenant prior to the date of termination or expiration of this Lease. Any such movable property remaining on the Premises after the expiration or termination of this Lease shall, at the option of Landlord, become the property of Landlord or be removed by Landlord at Landlord's cost, which cost must be reimbursed by Tenant to Landlord within five (5) business days after notice thereof by Landlord to Tenant.

                                15. DESTRUCTION

         15.1 Destruction Due to Risk Covered by Insurance. If the Premises is totally or partially destroyed from a risk covered by the insurance described in Section 11, rendering the Premises totally or partially inaccessible or unusable, Landlord shall restore the Premises to substantially the same condition it was in immediately before the destruction. The destruction shall not terminate this Lease. If the then existing laws do not permit the restoration, either party can terminate this Lease by giving written notice to the other party.

         If the cost of the restoration exceeds the amount of the insurance proceeds received by Landlord for the restoration and not required to be applied to the reduction of indebtedness secured by a mortgage covering the Premises, Landlord may elect to terminate this Lease by giving notice to Tenant within thirty (30) days after determining that the restoration costs will exceed the insurance proceeds received. If Landlord elects to terminate this Lease as a result thereof, Tenant, within thirty (30) days after receiving Landlord's notice to terminate, may elect to pay to Landlord the difference between the amount of insurance proceeds received and the cost of restoration, in which case Landlord shall restore the Premises. After the restoration, Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided by this Section 15.1 have been expended by Landlord in paying for the cost of restoration.

                                   16. SIGNS

         16.1 Subject to applicable zoning and other laws and regulations, Tenant at its cost shall have the right to place, construct, and maintain on the interior of the Premises and the exterior of the Building one or more signs advertising Tenant's business at the Premises. Tenant may not place, construct, and maintain on the Premises any signs that are not related to Tenant's business and operations at the Premises. Tenant's signs shall comply with all laws, and Tenant shall obtain all appropriate permits and approvals before erecting the signs. Landlord makes no representation with respect to Tenant's ability to obtain the permits and approvals.

         16.2 Tenant is obligated to promptly remove on or before the termination or expiration of this Lease any and all signs in or upon any part of the Premises, and is obligated to pay the cost of said removal.

                        17. LANDLORD'S ENTRY ON PREMISES

         17.1 Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, to make any restoration to the Premises that Landlord has the obligation to perform under this Lease, and to do any other thing that is reasonable in connection with Landlord's interest in the Premises, provided that such entry shall not interfere with Tenant's customary use of the Premises.

         17.2 Landlord shall have the right to show the Premises to any person or persons interested in buying the Premises during the Term of this Lease and during the final six (6) months of the Term of this Lease, to prospective tenants, so long as same does not interfere with Tenant's customary use of the Premises.

                                 18. NO WAIVER

         18.1 Failure to strictly or promptly enforce any of the terms or conditions of this Lease shall not operate as a waiver of Landlord's rights, Landlord expressly reserving the right always to enforce prompt payment of rent, or to cancel this Lease regardless of any indulgences or extensions previously granted. The receiving by Landlord of any rent in arrears shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment of that particular installment of rent. No act or conduct of Landlord, including but not limited to the acceptance of the keys to the Premises, shall constitute an acceptance of a surrender of the Premises before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

                                  19. NOTICES

         19.1 Notices under this Lease shall be in writing and shall be deemed given when served in person and receipted for, or when mailed by United States Mail, Certified Mail, Return Receipt Requested, addressed to the parties as follows:

         If to Landlord: Three Fifteen Bourbon Street, L.L.C.
                         3713 Tolmas Drive
                         Metairie, Louisiana 70002-1844
                         Attention: Edson C. Tung

         If to Tenant:   RCI Entertainment Louisiana, Inc.
                         3113 Bering @ Richmond
                         Houston, Texas 77057
                         Attention: Robert Watters

         19.2 Any changes in the names or addresses set out in Section 19.1 above shall be given through proper notice in conformity with the requirements of Section 19.1 above.

         19.3 Whenever the provisions of this Lease call for the consent of either Landlord or Tenant, said consent shall be in writing and shall otherwise comply with the provisions of this Section 19 concerning notices in writing.

                      20. CONDEMNATION OF LEASED PREMISES

         20.1 If all of the Premises is taken in a condemnation, eminent domain, or similar proceeding for a public taking or agreement in lieu thereof (a "Taking"), then this Lease shall terminate as of the date that possession is taken.

         20.2 If there is a Taking of only part of the Premises, and the partial Taking renders that portion not taken unsuitable for Tenant's business, then this Lease shall terminate as of the date possession is taken. If the partial Taking does not render the remainder of the Premises unsuitable for Tenant's business, then this Lease shall continue in effect, except that the fixed Minimum Rent (and the percentage rent Breakpoint) shall be reduced in the same proportion that the value of the portion being taken bears to the total value of the Premises immediately before the Taking.

         20.3 If there is a Taking and this Lease is not terminated as a result thereof, then Landlord shall, upon receipt of proceeds from the Taking, make all necessary repairs or alterations to the Premises. Landlord shall not in any event be required to spend for the work an amount in excess of the amount received by and made available to Landlord for that purpose and not required to be applied to the reduction of indebtedness secured by a mortgage covering the Premises. However, Landlord shall not be required to restore any of Tenant's merchandise, inventory, furniture, fixtures, and other property, which excluded items are the sole responsibility of Tenant.

         20.4 Tenant shall not be entitled to and expressly waives all claims to an award or similar compensation for a Taking, although Tenant shall have the right if Landlord's award is not reduced, to make a separate claim from the condemnor, but not from the Landlord, for compensation as may be recoverable by Tenant in its own right for damage to Tenant's property and leasehold interests.

                     21. SUBORDINATION AND NON-DISTURBANCE

         21.1 This Lease is and shall at all times remain superior to any mortgages that may be granted by Tenant upon Tenant's leasehold interest in the premises and/or Tenant's rights under this Lease, regardless of the relative ranking of such instruments according to the dates of inscriptions in the public records of Orleans Parish. The provisions of this Section 21.1 shall be self-executing, not requiring any further documentation, but Tenant and its mortgagees shall be obligated to execute any such documentation upon Landlord's request. This subordination provided under this Section 21.1 is conditioned upon the agreement by Landlord, expressed in this Section 21.1, not to disturb Tenant or any party acquiring Tenant's interest hereunder by foreclosure or dation en paiement, under this Lease provided that all obligations imposed upon the Tenant hereunder are fulfilled.

         21.2 This Lease, and Tenant's interest hereunder, are and shall be subordinate to any mortgage placed by Landlord upon the Landlord's fee interest in the property comprising the Premises, whether such mortgage exists as of the date of execution hereof or arises subsequently, and regardless of the relative ranking of such instruments according to the dates of inscriptions in the public records of Orleans Parish. The provisions of this Section 21.2 shall be self-executing, not requiring any further documentation, but Tenant shall be obligated to execute any such documentation upon Landlord's request or Landlord's mortgagee. This subordination provided under this Section 21.2 is conditioned upon the agreement by Landlord and its successors and assigns, including but not limited to any party acquiring the interest of Landlord hereunder by foreclosure or by dation en paiement, which agreement is hereby expressed in this Section 21.2, not to disturb Tenant in its possession hereunder as long as all the obligations of Tenant are fulfilled.

         21.3 Tenant shall have the right, but not the obligation, to cure any defaults which may occur under any mortgage placed by Landlord on the Premises, provided that Landlord shall not be contesting the issue of such default in good faith. Any expense incurred by Tenant in curing such defaults may be set off and deducted against accrued or future rent due under this Lease.

                     22. SUBORDINATION TO LANDLORD'S LENDER

         22.1 Tenant agrees that the rights granted to the Tenant herein shall be subordinate to the rights of any person now or hereafter holding the rights of mortgagee with respect to the Premises, and further agrees to execute any instrument reasonably required in order to make this subordination a matter of public record, provided that such mortgagee agrees that, if it or its successors in title become the owner of the Premises, the Tenant shall have the right to remain in peaceful possession under the terms of this Lease if, at the time the mortgage acquires such title, the Tenant is then not in default under the terms of this Lease, and if the Tenant certifies the amount of rent, if any, that it has paid in advance.

                               23. MISCELLANEOUS

         23.1 Landlord and Tenant agree that this Lease will be executed in duplicate originals, each of which shall constitute an original copy of this Lease.

         23.2 This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located.

         23.3 In the event any part or parts of this Lease are held to be unenforceable for any reason, it is agreed that the remaining portions of this Lease shall remain in full force and effect.

         23.4 Neither Tenant nor Landlord shall record this Lease. Upon the request of Landlord or Tenant, the other party shall join in the execution of a memorandum of this Lease for the purpose of recordation. The memorandum shall not disclose the rents or other financial information. The cost of preparation and recordation of the memorandum shall be paid by the requesting party.

         23.5 For the first five (5) years of the Term of this Lease, all obligations of Tenant hereunder are unconditionally and solidarily guaranteed by Rick's Cabaret International, Inc.

                       24. COVENANTS PRIOR TO LEASE TERM

         24.1 From the date hereof until April 30, 1996, Tenant shall have the right to cancel the Lease only in the event Tenant is unable, despite Tenant's best efforts, to obtain approval for the issuance of all governmental approvals, permits and licenses necessary for Tenant's contemplated use of the Premises. Upon the giving of notice thereof by Tenant to Landlord, the Lease shall be terminated and will be null and void and without further legal effect. If the Lease is not cancelled by 5:00 P.M. on April 30, 1996, all of the terms of the Lease shall be in full force and effect, and Tenant shall be fully obligated to perform all of the provisions hereof.

         24.2 On or before May 31, 1996, Tenant must (1) have received Landlord's reasonable approval of a budget for the Project, (2) have received and delivered to Landlord all certificates of insurance and/or duplicate policies of insurance required under Section 11 above, (3) have received Landlord's reasonable approval of the plans and specifications for the Project and the identity of the general contractor, and (4) have submitted to Landlord a payment and performance bond for the construction of the Project, reasonably acceptable to Landlord.

         24.3 Tenant shall be prohibited from communicating with any person who represents or is employed by the tenant currently occupying the Premises without Landlord's prior approval.

                                25. ARBITRATION

         25.1 Any dispute between the parties relating to the interpretation and enforcement of their rights and obligations under the Lease shall be resolved solely by mandatory and binding arbitration in accordance with the provisions of this Section 25.1. The arbitration shall be conducted in New Orleans, Louisiana, by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect. The arbitration panel shall consist of three arbitrators. The arbitrators must be former or retired judges, attorneys with at least ten years' experience in real estate and commercial matters, or non-attorneys with like experience in the area of dispute. The prevailing party shall be awarded reasonable attorneys' fees, expert and non-expert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, unless the arbitration panel for good cause determines otherwise. Costs and fees of the arbitrators shall be borne by the non-prevailing party, unless the arbitration panel for good cause determines otherwise. The award or decision of the arbitration panel shall be final and judgment may be entered in any court having jurisdiction thereof. Except as otherwise specifically provided in this Section 25.1, all other disputes and questions shall be resolved judicially.

                           26. RIGHT OF FIRST REFUSAL

         26.1 During the Term of this Lease, but only so long as Robert Watters shall continue to serve as President or Chief Executive Officer of Rick's Cabaret International, Inc., Tenant shall have a right of first refusal to purchase the Premises in accordance with the terms of this Section 26.1. If Landlord desires to sell the Premises, Landlord shall first give to Tenant a notice (the "First Refusal Notice") stating that Landlord desires to sell the Premises and stating the terms and conditions upon which Landlord is willing to sell (the "Proposed Terms"). The First Refusal Notice shall constitute an offer by Landlord to Tenant to sell the Premises to Tenant on the Proposed Terms. Landlord may send a First Refusal Notice whether or not there is a prospective purchaser. Tenant may accept the offer and agree to purchase the Premises on the Proposed Terms by delivering to Landlord, within fourteen (14) days after receipt of the First Refusal Notice, Tenant's unqualified written acceptance of the offer. If Tenant accepts the offer, Tenant shall purchase the Premises from Landlord in accordance with the Proposed Terms. If Tenant does not accept Landlord's offer, Landlord may sell the Premises to any other person or entity on terms and conditions that are no more favorable financially to the prospective purchaser than the Proposed Terms (considering both as a whole rather than comparing specific individual terms) at any time within one hundred eighty (180) days after the expiration of Tenant's fourteen (14) day first refusal option. Before entering into the sale, Landlord shall deliver to Tenant for Tenant's review a copy of the proposed sale. Landlord may delete from the copy delivered to Tenant the name of the proposed purchaser, if known, and any other confidential information that is not relevant to Tenant's comparison of the financial terms of the proposed sale on the Proposed Terms. If Tenant fails to notify Landlord within fourteen (14) days after receipt of the proposed sale that the proposed sale, as a whole, is more favorable financially to the prospective purchaser than the Proposed Terms, then any objection Tenant may have to the proposed sale shall be deemed waived. The provisions of this
Section 26.1 shall automatically terminate and Tenant shall not have any first refusal rights with respect to a sale of the Premises if the effective date of the sale is after the termination of this Lease for any reason.

         Notwithstanding the foregoing, Tenant's right of first refusal shall not apply to a sale or other transfer (a) between or among the persons or entities who constitute the members of Landlord, (b) to one or more of the relatives (as defined below) or one or more of the persons who constitute the members of Landlord, (c) to one or more trusts in which the principal beneficiaries are one or more of the persons described in clauses (a) and (b) above, (d) to one or more legal entities (i.e., partnership, corporation, limited liability company, or like entity) in which the majority of the voting interests is owned by one or more of the persons described in clauses (a) and
(b) above, or (e) to a judicial sale in execution of a mortgage affecting the Premises now or hereafter granted by Landlord or a dation en paiement to a mortgagee in lieu of foreclosure. A "relative" as used above in clause (b) means any ascendant, descendant, sibling or spouse.

        IN WITNESS WHEREOF, the undersigned have executed this Lease in multiple originals in the presence of the undersigned competent witnesses, on the dates hereinbelow written.

WITNESSES:                                 LANDLORD:

                                           THREE FIFTEEN BOURBON STREET, L.L.C.

      /s/ ANN PLAIER
----------------------------

                                           By:     /s/ EDSON C. TUNG
                                               --------------------------------
                                                       EDSON C. TUNG
    /s/ SAMANTHA E. RUSK                               ITS: MANAGER
----------------------------

                                           TENANT:

                                           RCI ENTERTAINMENT LOUISIANA, INC.

   /s/ JANET L. CARLALLO
----------------------------

                                           By:     /s/ ROBERT WATTERS
                                               --------------------------------
                                                       ROBERT WATTERS
   /s/ [ILLEGIBLE]                                     ITS: PRESIDENT
----------------------------

        AND NOW TO THESE PRESENTS COMES AND INTERVENES Rick's Cabaret International, Inc., appearing through its duly authorized officer, which executes this Lease solely for the purpose of binding itself to the guaranty provisions of Section 23.5 hereof.

                                           RICH'S CABARET INTERNATIONAL, INC.

   /s/ JANET L. CARLALLO
----------------------------

                                           By:    /s/ ROBERT WATTERS
                                               --------------------------------
                                                      ROBERT WATTERS
  /s/ [ILLEGIBLE]                                     ITS: PRESIDENT
----------------------------

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF LOUISIANA

PARISH OF ORLEANS


        BEFORE ME, Pamela W. Hammond, Notary Public, on this day personally appeared EDSON C. TUNG, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Manager of Three Fifteen Bourbon Street, L.L.C., a Louisiana limited company, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said limited liability company.

        Given under my hand and seal of office this 8th day of August, 1996.



                 /s/ PAMELA W. HAMMOND
                -----------------------
                      NOTARY PUBLIC

                                 ACKNOWLEDGMENT


STATE OF LOUISIANA

COUNTY (PARISH) OF ORLEANS


        BEFORE ME, E. Howell Crosby, Notary Public, on this day personally appeared ROBERT WATTERS, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of RCI Entertainment Louisiana, Inc., a Louisiana corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

        Given under my hand and seal of office this 7th day of June, 1996.



                              /s/ E. HOWELL CROSBY
                              --------------------
                                 NOTARY PUBLIC

                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

COUNTY (PARISH) OF ORLEANS

        BEFORE ME, E. Howell Crosby, Notary Public, on this day personally appeared ROBERT WATTERS, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of Rick's Cabaret International, Inc., a ____________________ corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

        Given under my hand and seal of office this 7th day of June, 1996.

                                         /s/      E. HOWELL CROSBY
                                            ----------------------------
                                                    NOTARY PUBLIC

                                    EXHIBITS

Exhibit A     Property Description.

                                   EXHIBIT A

A CERTAIN LOT OF GROUND, together with all the buildings and improvements thereon and all the servitudes, rights and appurtenances thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of Orleans, in the Second Municipal District of the City of New Orleans, in Square No. 69 thereof, bounded by Bourbon, Conti, Dauphine and Bienville Streets; which lot of ground commences at a distance of 163 feet 3 inches 2 lines from the corner of Bourbon and Conti Streets and measures thence, in the direction of Bienville Street, a distance of 28 feet 11 inches 1 line front on Bourbon Street, the same in width in the rear, by a depth of 127 feet 10 inches 5 lines, between equal and parallel lines; all as per sketch of survey by Frank H. Waddill, Surveyor, annexed to an act before Edgar Grima, Notary Public, dated June 9, 1911.

                                      AND

A CERTAIN LOT OF GROUND, together with all the buildings and improvements thereon and all the servitudes, rights and appurtenances thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of Orleans, in the Second Municipal District of the City of New Orleans, in Square No. 69 thereof, bounded by Bourbon, Conti, Dauphine and Bienville Streets; which lot of ground measures 22 feet 3 inches 4 lines front on Bourbon Street, by 127 feet 10 inches 5 lines in depth; all as per plan of L. H. Pille, Surveyor, dated February 28, 1848, deposited in the office of Theodore Guyol, late Notary, as Plan No. 138.

According to a survey by Gilbert, Kelly & Couturie, Inc., Surveying & Engineering, dated August 5, 1995, a copy of which is attached hereto, the above described lots of ground are situated in the same District and Square of the City of New Orleans, adjoin each other, and have the same dimensions as above set forth, except that the secondly described lot is shown to have an actual measurement on its rear line of 22 feet 10 inches 3 lines, and is shown to commence at a distance of 111 feet 2 inches 5 lines from the corner of Bourbon and Bienville Streets.

Improvements thereon bear the Municipal Nos. 315-317-319-321 Bourbon Street.